UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2015

SPEED COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:  (866) 377-3331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Speed Commerce, Inc. (the “Company”) approved the Company’s Annual Incentive Plan applicable to its fiscal year 2016, ending March 31, 2016 (the “Program”). The Program provides that the Company would determine annual bonuses for eligible employees using performance measures based on the accomplishment of adjusted EBITDA targets, revenue targets, and the eligible employee’s accomplishment of personal objectives. The Program also establishes a discretionary pool that may be paid to eligible employees that have shown exemplary performance, regardless of the accomplishment of financial performance measures. The Company must meet or exceed its adjusted EBITDA targets before any bonus payment can be made and any payments under the Program would be made following the completion of the Company’s audit related to the fiscal year 2016, with the actual timing of any such payments being determined at the discretion of the Committee.

The foregoing description of the Program does not purport to be complete and is qualified in its entirety by reference to the full text of the Program, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this document:

Exhibit

10.1     Speed Commerce, Inc. FY 2016 Annual Incentive Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEED COMMERCE, INC.

	By:	/s/ Ryan F. Urness
Ryan F. Urness
General Counsel and Secretary
Date: July 22, 2015